                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                EXCHANGE ACT OF 1934 (AMENDMENT NO.           )

     Filed by the Registrant [ ]
     Filed by a Party other than the Registrant [ ]
     Check the appropriate box:
     [X] Preliminary Proxy Statement       [ ] Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
     [ ] Definitive Proxy Statement
     [ ] Definitive Additional Materials
     [ ] Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

                           Cullen Frost Bankers, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
     [X] No fee required.
     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(l) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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     [ ] Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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

                                      LOGO

--------------------------------------------------------------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON MAY 26, 1999
--------------------------------------------------------------------------------

To the Shareholders of
CULLEN/FROST BANKERS, INC.:

     The Annual Meeting of Shareholders of Cullen/Frost Bankers, Inc. ("Cullen/Frost") will be held in the Commanders Room at The Frost National Bank, 100 West Houston Street, San Antonio, Texas, on Wednesday, May 26, 1999, at 10:00 a.m., San Antonio time, for the following purposes:

          1. To elect six directors to serve until the 2002 Annual Meeting of Shareholders, and two directors to serve until the 2001 Annual Meeting of Shareholders;

          2. To vote upon amendments to the 1992 Stock Plan, including an increase of 1,700,000 available shares;

          3. To approve the selection of Ernst & Young LLP to act as independent auditors of Cullen/Frost for the fiscal year that began January 1, 1999;

          4. To transact any other business that may properly come before the meeting.

     You must be a stockholder of record at the close of business on April 2, 1999, to vote at the Annual Meeting. In order to hold the meeting, holders of a majority of the outstanding shares must be present either in person or by proxy.

     Your vote is important, so please promptly complete and return the enclosed proxy in the postage prepaid envelope provided.

     All shareholders are cordially invited to attend the Annual Meeting.

                                            By Order of the Board of Directors
                                            /s/ DIANE JACK
                                            DIANE JACK
                                            Corporate Secretary

Dated: April 14, 1999
--------------------------------------------------------------------------------

                                    CONTENTS

Notice of Annual Meeting....................................  Cover
Proxy Statement.............................................    1
Election of Directors (Item 1 on Proxy Card)................    2
  General Information about the Board of Directors..........    5
  Meetings and Committees of the Board......................    6
Executive Compensation......................................    7
  Compensation and Benefits Committee Report................    7
  Compensation Committee Interlocks and Insider
     Participation..........................................    9
  Cash and Other Compensation...............................   10
  Retirement Plans and Agreements...........................   11
  Executive Stock Ownership.................................   13
Performance.................................................   14
Principal Shareholders......................................   15
Transactions with Management................................   15
Amendments to the 1992 Stock Plan (Item 2 on the Proxy
  Card).....................................................   15
Selection of Auditors (Item 3 on the Proxy Card)............   19
Shareholder Proposals.......................................   19
Annex A -- 1992 Stock Plan..................................   A1
Annex A -- (First) Amendment to 1992 Stock Plan (effective
  May 28, 1997).............................................   A7
Annex B -- Second Amendment to 1992 Stock Plan (proposed)...   B1

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

                                      LOGO

--------------------------------------------------------------------------------

             PROXY STATEMENT FOR THE ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON MAY 26, 1999
--------------------------------------------------------------------------------

                      SOLICITATION AND REVOCATION OF PROXY

     The Board of Directors of Cullen/Frost Bankers, Inc. ("Cullen/Frost" or the "Company") is soliciting proxies to be used at the Annual Meeting of Shareholders. The meeting will be held on May 26, 1999. This Proxy Statement and the accompanying proxy card are being mailed to shareholders beginning on or about April 14, 1999.

     The Company will pay for solicitation of these proxies for the Annual Meeting. The directors, officers, and employees of Cullen/Frost may solicit proxies by mail, telephone, telegram, facsimile, or in person. Cullen/Frost has also retained Georgeson & Co., Inc. to assist in the solicitation of proxies, for a fee of approximately $6,500 plus out-of-pocket expenses. Cullen/Frost has requested that brokers, nominees, fiduciaries, and other custodians forward proxy-soliciting material to the beneficial owners of Cullen/Frost Common Stock. Cullen/Frost will reimburse them for their out-of-pocket expenses.

     All shares of Cullen/Frost Common Stock represented by properly executed proxies, if returned in time, will be voted at the meeting in accordance with the proxy's instructions. If no direction is given, proxies will be voted for all the proposals listed on the proxy and in the discretion of persons named on the proxy in connection with any other business properly coming before the meeting. If authority to vote on any matter is withheld, the shares will still be counted for determining the number of shares present at the meeting.

     A shareholder may revoke a proxy at any time before it is voted by delivering a written revocation notice at the Company's principal executive office to the Secretary of Cullen/Frost, Ms. Diane Jack, 100 West Houston Street, San Antonio, Texas 78205. A shareholder who attends the meeting may vote by ballot at the meeting if desired, and such vote will cancel any proxy vote previously given.

                              VOTING OF SECURITIES

     The only class of voting securities of Cullen/Frost outstanding and entitled to vote at the meeting is Common Stock, par value $0.01 per share. On
April 2, 1999, there were outstanding        shares of Common Stock, each
entitled to one vote. A majority of the votes that could be cast by the shareholders is needed to elect nominees for directors, amend the 1992 Stock plan, and approve auditors.

     Abstentions are considered shares present and will be used in determining if a majority is present. Proxies marked "abstain" will also have the effect of a negative vote.

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                                        1

--------------------------------------------------------------------------------

                             ELECTION OF DIRECTORS
                             (ITEM 1 ON PROXY CARD)

     The Company's Bylaws provide for a classified Board of Directors. Directors are assigned to one of three classes, all classes as equal in number as possible. The term of office of Class I will expire at the 2000 Annual Meeting, Class II at the 2001 Annual Meeting, and the term of office of Class III expires at this 1999 Annual Meeting.

     The six nominees assigned to Class III have been nominated to serve for a three-year term. Five of the nominees are current Class III directors standing for re-election. In addition, R. Denny Alexander stands for election and is a new nominee in Class III. Two nominees assigned to Class II have been nominated to serve for a two-year term. One nominee assigned to Class II, T. C. Frost, is a current director standing for re-election. The other nominee assigned to Class II, Cass Edwards, Jr., is standing for election. Two directors, Messrs. W.N. Finnegan, III and Curtis Vaughan, Jr., will be retiring from the Board effective May 26, 1999 because they have reached the retirement age for directors. If any nominee is unable to serve, the persons named in the proxy will vote in accordance with their best judgement unless otherwise instructed.

     The table below provides information about each nominee and director whose term continues after the meeting.

                                                                                  SHARES OWNED(1)
                                                                              ------------------------
                                                                               AMOUNT AND
                                                                                NATURE OF
                                                                  DIRECTOR     BENEFICIAL
            NAME              AGE       PRINCIPAL OCCUPATION       SINCE        OWNERSHIP      PERCENT
            ----              ---       --------------------      --------    -------------    -------
NOMINEES FOR TERM EXPIRING IN 2002:
Class III
---------
R. Denny Alexander..........  53    Investments; former             1998         140,506(6)      .52
                                    President, Overton
                                    Bancshares Inc. (merged with
                                    Cullen/Frost)
Bob W. Coleman..............  67    President and Chief             1997           6,499(6)      .02
                                    Executive Officer, Texace
                                    Corporation
Eugene H. Dawson, Sr. ......  64    Chairman of the Board, Pape-    1996          18,200         .07
                                    Dawson Consulting Engineers
Ruben M. Escobedo...........  61    Certified Public Accountant     1996           3,700         .01
Joe R. Fulton...............  64    President, Fulton               1997          11,500(7)      .04
                                    Construction Corporation
Ida Clement Steen...........  46    Investments                     1996           3,600         .01
NOMINEES FOR TERM EXPIRING IN 2001:
Class II
--------
Cass Edwards, Jr. ..........  72    Chairman, Cassco Land Co.,      1998         204,832         .76
                                    Inc.; Manager, Edwards Geren
                                    Limited; former Chairman,
                                    Overton Bancshares Inc.
                                    (merged with Cullen/Frost)

                                           (Table continued on following page)

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                                        2

--------------------------------------------------------------------------------

                                                                                  SHARES OWNED(1)
                                                                              ------------------------
                                                                               AMOUNT AND
                                                                                NATURE OF
                                                                  DIRECTOR     BENEFICIAL
            NAME              AGE       PRINCIPAL OCCUPATION       SINCE        OWNERSHIP      PERCENT
            ----              ---       --------------------      --------    -------------    -------
T.C. Frost..................  71    Senior Chairman of the Board    1966         776,319(5,7)   2.86
                                    of Cullen/Frost
DIRECTORS WHOSE TERM EXPIRES IN 2001:
Class II
--------
Royce S. Caldwell...........  60    President, SBC Operations,      1994           3,400         .01
                                    SBC Communications Inc.
Ruben R. Cardenas...........  68    Attorney, Cardenas, Whitis &    1995           4,000         .01
                                    Stephen, L.L.P.
Henry E. Catto..............  68    Partner, Catto & Catto          1993          14,000         .05
                                    Insurance Agency; former
                                    Director, U.S. Information
                                    Agency; former U.S.
                                    Ambassador to Great Britain,
                                    and former Vice Chairman,
                                    H&C Communications
Richard W. Evans, Jr. ......  52    Chairman of the Board, Chief    1993         162,271(5,8)    .60
                                    Executive Officer, and
                                    President of Cullen/Frost;
                                    Chairman of the Board and
                                    Chief Executive Officer of
                                    Frost National Bank, a
                                    Cullen/Frost Subsidiary
James W. Gorman, Jr. .......  68    Oil, real estate, and           1987           8,000(6)      .03
                                    investments
Richard M. Kleberg, III.....  56    Banking and investments         1992           7,200         .03
Horace Wilkins, Jr. ........  48    President, Special Markets,     1997           3,200         .01
                                    SBC Communications Inc.;
                                    former Regional President,
                                    Southwestern Bell Telephone
                                    Co.
DIRECTORS WHOSE TERM EXPIRES IN 2000:
Class I
-------
Isaac Arnold, Jr. ..........  63    Oil, real estate,               1977          16,984         .06
                                    investments
Harry H. Cullen.............  63    Oil, real estate,               1993(2)      144,974(3)      .53
                                    investments
Roy H. Cullen...............  69    Oil, real estate,               1977          99,862(3,4)    .37
                                    investments
Patrick B. Frost............  38    President, The Frost            1997          77,990(5)      .29
                                    National Bank, a
                                    Cullen/Frost Subsidiary
James L. Hayne..............  65    Managing partner of Catto &     1977          99,858(6)      .37
                                    Catto (insurance agency)
Robert S. McClane...........  59    President, McClane Partners;    1985          38,426(5)      .14
                                    Consultant, Cullen/Frost;
                                    former President of Cullen/
                                    Frost

                                           (Table continued on following page)

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                                                                  SHARES OWNED(1)
                                                                              ------------------------
                                                                               AMOUNT AND
                                                                                NATURE OF
                                                                  DIRECTOR     BENEFICIAL
            NAME              AGE       PRINCIPAL OCCUPATION       SINCE        OWNERSHIP      PERCENT
            ----              ---       --------------------      --------    -------------    -------
Mary Beth Williamson........  65    Education (Consultant)          1996           3,440         .01

---------------

(1) Beneficial ownership is as of December 31, 1998 unless otherwise indicated. The owners have sole voting and investment power for the shares of Cullen/Frost Common Stock reported. Beneficial ownership includes shares which the individual had a right to acquire pursuant to stock options exercisable within sixty (60) days from December 31, 1998: Mr. T. C. Frost 191,202 (exercised 2,090 February, 1999), Mr. Evans 102,454 (exercised 25,872 March, 1999), Mr. Patrick B. Frost 50,524, and Mr. McClane 14,361; all other directors 3,000 options each. The number of shares of Cullen/Frost Common Stock beneficially owned by all directors, nominees and named executive officers as a group is disclosed on page 13.

(2) Also served as a director of Cullen Bank, a former Cullen/Frost Subsidiary, from 1969 to 1993.

(3) Includes 53,064 shares for which Mr. Harry Cullen has shared voting and investment power with Mr. Roy Cullen, and 9,792 shares with shared voting and investment power with others.

(4) Includes 42,372 shares for which Mr. Roy Cullen has shared voting and investment power with others.

(5) Includes the following shares allocated under the 401(k) Stock Purchase Plan for Employees of Cullen/ Frost Bankers, Inc., for which each beneficial owner has both sole voting and investment power: Mr. T. C. Frost 22,014, Mr. Evans 15,952, Mr. Patrick B. Frost, 6,588, and Mr. McClane 1,027. In addition, the number of shares reported for Mr. T. C. Frost includes 20,592 shares held in the Pat and Tom Frost Foundation Trust for which Mr. T. C. Frost disclaims beneficial ownership.

(6) Disclaims beneficial ownership of shares: Mr. R Denny Alexander 13,000 shares held in a charitable foundation; Mr. Bob Coleman 1,000 shares held in a charitable foundation; Mr. James Gorman 1,000 shares held in a charitable foundation; Mr. James Hayne 87,060 shares due to spouse's investment in a limited partnership.

(7) Beneficial ownership is as of February 28, 1999.

(8) Beneficial ownership is as of March 8, 1999.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                GENERAL INFORMATION ABOUT THE BOARD OF DIRECTORS

     No nominee has had any other principal occupation or employment with Cullen/Frost or any of its subsidiaries within the last five years.

     The following are directorships held by nominees and directors in public companies (other than Cullen/ Frost) or in investment companies:

Mr. Arnold...........  Nuevo Energy Co.
Mr. Caldwell.........  SBC Communications Inc.
Mr. Cardenas.........  SBC Communications Inc.
Mr. H. Cullen........  Penzoil Co. (resigned 12/2/98)
Mr. Escobedo.........  Valero Energy Corp.
Mr. Gorman...........  Venus Exploration Inc.
Mr. Kleberg..........  Abraxas Petroleum Corp.
Mr. Wilkins..........  American Water Works

     There are no arrangements or understandings between any nominee or director of Cullen/Frost and any other person regarding their selection as a director nominee.

     The only family relationships among the directors or executive officers of Cullen/Frost which are first cousin or closer are those of Messrs. T. C. Frost and Patrick B. Frost, who are father and son; Mr. Henry Catto and Mrs. James L. Hayne, who are first cousins; Messrs. Harry Cullen and Roy Cullen who are brothers; and the Cullen brothers and Mr. Arnold who are first cousins.

     Section 16(a), Beneficial Ownership Reporting Compliance, of the Securities Exchange Act of 1934, requires the Company's officers, directors, or persons owning more than ten percent of the Company's outstanding stock to file reports of ownership and changes in ownership with the Securities and Exchange Commission and the New York Stock Exchange. Mr. Henry Catto filed a delinquent Form 5 -- Annual Statement of Beneficial Ownership -- related to the purchase in December 1998 of four shares of Common Stock which were subsequently gifted to his grandchildren.

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                                        5

--------------------------------------------------------------------------------

                      MEETINGS AND COMMITTEES OF THE BOARD

     The Cullen/Frost Board of Directors usually has four regularly scheduled quarterly meetings each year. In 1998 there were nine meetings. The Board has Executive, Audit, Compensation and Benefits, and Strategic Planning Committees. The Committees' functions and current members are as follows:

                                       EMPLOYEE
          COMMITTEE/MEMBERS             (Y)ES                           FUNCTION
          -----------------            --------                         --------
EXECUTIVE
  T.C. Frost                              Y       -- Acts for the Board of Directors between meetings,
  Richard W. Evans, Jr.                   Y       except as limited by Board resolutions, the
  Patrick B. Frost                        Y       Company's by-laws, or Texas law
Meetings in 1998: Five
AUDIT
  Isaac Arnold, Jr.                               -- Reviews:
  Royce S. Caldwell                               Scope and results of external audits
  Ruben R. Cardenas                                    External auditors' performance of non-audit
  Eugene H. Dawson, Sr.                            services
  W. N. Finnegan, III                                  Independence of external auditors
  Richard M. Kleberg, III                              Internal audits and loan reviews for each
                                                   subsidiary
                                                       Regulatory examinations
                                                       Levels of criticized assets
                                                       Financial reporting practices of Cullen/Frost
                                                  -- Recommends choice for external auditor
Meetings in 1998: Four
COMPENSATION AND BENEFITS
Roy H. Cullen                                     -- Recommends compensation for certain officers
Ruben M. Escobedo                                 -- Administrative committee for the Company's:
James W. Gorman, Jr.                              Retirement Plan
Curtis Vaughan, Jr.                                    1983 and 1988 Non-Qualified Stock Option Plan
David Straus                                           Restricted Stock Plan
  (Frost Bank director)                                401(k) Stock Purchase Plan
John C. Korbell                                        1991 Stock Purchase Plan
  (advisory director)                                  1992 Stock Plan
                                                       Pre-Tax Benefit Plan
                                                       Group Medical and Life Insurance Plans
                                                       Director's 1997 Stock Plan
Meetings in 1998: Four
STRATEGIC PLANNING
  T. C. Frost                             Y       -- Analyzes strategic directions for the Company
  Isaac Arnold, Jr.                               -- Monitors corporate mission statement and capital
  Richard W. Evans, Jr.                   Y          planning
  James L. Hayne                                  -- Reviews short-and long-term goals
  Curtis Vaughan, Jr.
Meetings in 1998: Six

     During 1998, all of the current directors attended at least 75 percent of the aggregate of the meetings of the Board of Directors and the committees on which they served except for Royce S. Caldwell.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

     Directors who are Cullen/Frost employees receive no fees for their services as directors or committee members. Outside directors receive $5,000 as an annual retainer fee, $1,250 for each meeting attended, and a fee of $750 for each committee meeting to which he or she has been appointed. The Chairman of the Audit Committee receives $1,500 for each Audit Committee meeting attended. Each outside director also receives a grant of stock options each year (2,000 stock options granted in 1998).

                 EXECUTIVE COMPENSATION AND RELATED INFORMATION

1. BOARD COMPENSATION AND BENEFITS COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation and Benefits Committee of the Board of Directors (the "Committee") maintains compensation programs for the Company's executive officers that further the Company's mission.

  Compensation Policies

     - Compensation levels should be competitive with the median of comparable financial organizations to attract and maintain a stable, successful management team;

     - Executives' total compensation packages should depend upon the level of success in meeting specified Company and individual performance goals;

     - Executive ownership of the Company's Common Stock should be encouraged to align executives' interests with shareholders' interests;

     - Sustained superior performance by individual executives should be rewarded.

  Committee Functions

     - Comprised of five independent, non-employee directors and one independent, non-employee advisory director;

     - Develop compensation policies linked to strategic business objectives and Company values;

     - Approve, assess, and administer compensation programs in support of compensation policies;

     - Review all salary arrangements and other remuneration for a group of senior executives.

     Each year an independent consultant engaged by the Committee provides a comprehensive analysis of competitive market data. The data compares the Company's compensation practices and programs to a group of comparator companies that have business operations, total assets, market capitalizations, and lines of business similar to the Company. These companies include, but are not limited to, the companies in the Standard & Poor's (S&P's) Major Regional Bank Index. The Committee has chosen not to use the S&P's Major Regional Bank Index as its comparator group for compensation purposes since detailed data for all senior executives at the banks comprising the index is not available.

     The S&P's Major Regional Bank Index was used for comparison of total shareholder return shown in the Performance Graph on page 14.

     Key elements of the Company's executive compensation are base salary, annual incentives, and long-term compensation. The Committee considers all elements of an executive's total compensation package, including severance plans, insurance, and other benefits.

BASE SALARY

     - Represented approximately 60% of total executive compensation in 1998.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

     - Reviewed annually for each of the four highest-paid executives.

     - Based on subjective evaluation of individual performance, achievement, and contribution to growth.

     - May be adjusted to reflect competitive market levels following performance evaluations.

     - May be adjusted to attract and retain appropriate officers.

     - Company base salary levels were slightly below median market levels of comparator companies in 1998.

     - Merit increases were at a rate comparable to the increases provided at comparator companies.

ANNUAL INCENTIVES

     - Represented approximately 16% of total executive compensation in 1998.

     - Promote and reward teamwork as measured by overall corporate performance and also recognize individual contributions.

     - No bonus pool established until Company achieves a predetermined level of financial performance as established by the Committee.

     - Committee has authority to adjust the total bonus pool up or down by 20%.

LONG-TERM INCENTIVES

     - Represented approximately 24% of total executive compensation in 1998.

     - Award size dependent upon levels of responsibility, prior experience, individual performance, and compensation practices at comparator companies.

     - Current stock holdings and the magnitude of outstanding long-term incentives are not considered in making current awards.

STOCK OPTIONS

     - Primary long-term incentive vehicle.

     - Nonqualified stock options granted at a price not less than the fair market value of the Common Stock on the date of grant.

     - Size of stock option grants determined based on a percentage of annualized base salary; may be adjusted based on Committee's subjective evaluation of individual factors and historical awards.

     - Committee's objective is to deliver a competitive award opportunity.

     - Number awarded varies from year to year.

RESTRICTED STOCK

     - Provides executives with immediate link to shareholder interests.

     - Helps maintain a stable executive team.

     In 1998, the Committee and senior management again reviewed competitive market data for long-term incentive awards. Senior management made a conscious decision to grant awards that were below both historical and competitive market levels for 1998. Both the Committee and senior management felt that the most efficient way to deliver this value was through a combination of stock options and restricted stock.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

CEO COMPENSATION

     The Committee established Mr. Evans's base salary at $480,000 which is somewhat below the median level of CEOs at comparator companies. The Committee awarded Mr. Evans a bonus of $275,000 for 1998 which was slightly above his 50% target bonus of $240,000. The additional bonus was in recognition of the superior financial results of the Company and his outstanding leadership, particularly with regard to the acquisitions made in 1998. Mr. Evans was also granted 45,000 options with an exercise price of $48.31 as detailed in the table on page 11. This award, in conjunction with an award of 5,000 restricted shares, was below the median level for CEOs of comparator companies. As of December 31, 1998, Mr. Evans had beneficial ownership of 188,143 shares of stock (includes 102,454 shares of which he has a right to receive pursuant to presently exercisable options.)

SECTION 162(M)

     Section 162(m) of the Internal Revenue Code generally limits the corporate tax deduction for compensation paid to the Chief Executive Officer and the four other most highly compensated executive officers unless the compensation is performance-based. One condition to qualify compensation as performance-based is to establish the amount of the award on an objective formula that precludes any discretion. The Committee continues to review the impact of this tax code provision on the Company's incentive plans and has determined that Section 162(m) is currently inapplicable because no named executive officer receives compensation in excess of $1 million. The Committee also believes it is in the Company's and shareholders' best interests to retain the discretionary evaluation of individual performance as provided in the annual incentive plan.

CONCLUSION

     The Committee believes these executive compensation policies and programs effectively serve the interests of shareholders and the Company. The various pay vehicles offered are appropriately balanced to provide increased motivation for executives to contribute to the Company's overall future successes, thereby enhancing the value of the Company for the shareholders' benefit.

     The Committee will continue to monitor the effectiveness of the Company's total compensation program to meet the current needs of the Company.

       Roy H. Cullen
       Ruben M. Escobedo
       James W. Gorman, Jr.
       John C. Korbell (Advisory Director)
       David Straus (Member of The Frost National Bank Board)
       Curtis Vaughan, Jr., Chairman

2. COMPENSATION AND BENEFITS COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION IN COMPENSATION DECISIONS

     Since January 1, 1998, some of the members of the Compensation and Benefits Committee of Cullen/ Frost, and some of their associates, are and have been customers of one or more of the Cullen/Frost subsidiary banks. In the opinion of management, these transactions were in the ordinary course of such banks' business. No special treatment was given with respect to interest rates, collateral, or risk. Additional transactions in the future may be expected to take place in the ordinary course of such banks' business.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

3. SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

                           SUMMARY COMPENSATION TABLE

     The table below gives information on compensation for the Chief Executive Officer of Cullen/Frost and the other three most highly compensated executive officers (the "named executive officers.")

                                                                                               LONG-TERM COMPENSATION
                                                                                     ------------------------------------------
                                                      ANNUAL COMPENSATION                         SECURITIES
                                             -------------------------------------                UNDERLYING
                                                                        OTHER        RESTRICTED    OPTIONS/           ALL
                                                                       ANNUAL          STOCK         SARS            OTHER
    NAME AND PRINCIPAL POSITION       YEAR    SALARY     BONUS     COMPENSATION(1)   AWARDS(2)    (SHARES)(3)   COMPENSATION(4)
    ---------------------------       ----   --------   --------   ---------------   ----------   -----------   ---------------
T. C. Frost.........................  1998   $ 30,000   $      0       $22,552        $      0       4,000          $35,115
  Senior Chairman of the Board        1997   $200,000   $250,000       $45,325        $      0           0          $66,747
                                      1996   $150,000   $250,000       $41,590        $      0      62,000          $50,212
Richard W. Evans, Jr................  1998   $413,333   $275,000       $16,193        $241,563      45,000          $30,920
  Chairman of the Board and Chief     1997   $358,333   $175,000       $16,288        $240,938      15,000          $27,140
  Executive Officer of Cullen/Frost   1996   $308,333   $122,500       $12,567        $      0      31,000          $23,828
Patrick B. Frost....................  1998   $232,500   $ 73,500       $ 6,622        $ 48,313      11,000          $14,495
  President, The Frost National
    Bank,                             1997   $217,500   $ 69,000       $ 7,461        $ 96,375       5,000          $13,573
  a Cullen/Frost Subsidiary           1996   $202,500   $ 64,500       $ 6,207        $      0      17,000          $12,615
Phillip D. Green....................  1998   $214,167   $ 95,000       $ 6,088        $ 43,481      10,000          $14,417
  Senior Executive Vice President
    and                               1997   $185,000   $ 63,000       $ 6,135        $ 84,328       5,000          $12,475
  Chief Financial Officer of
    Cullen/Frost                      1996   $171,667   $ 54,000       $ 5,049        $      0      14,000          $11,575

---------------

(1) Represents payments to compensate the employee for income taxes on elective deferrals and company matching contributions to Cullen/Frost's 1991 Thrift Incentive Stock Purchase Plan ("1991 Thrift Plan") and comparable benefits to the Company's 401(k) Plan for all employees whose participation in the 401(k) is limited by IRS rules. This is approximately 127 employees for 1998. Mr. T. C. Frost's values also include $21,691 to reimburse him for taxes on life insurance premiums paid for by the Company.

(2) Represents the dollar value of restricted stock awards, based on the closing market price of Cullen/Frost stock on the 1998 grant date ($48.3125). The total number of restricted shares held and their aggregate market value at December 31, 1998 were as follows: Mr. T. C. Frost, 0 shares valued at $0; Mr. Evans, 10,000 shares valued at $548,750; Mr. P. Frost, 3,000 shares valued at $164,625; Mr. Green, 2,650 shares valued at $145,419. Aggregate market value is based on a fair market value of $54.875 at December 31, 1998. Dividends are paid on the restricted shares at the same time and at the same rate as dividends paid to shareholders of unrestricted shares. Stock awarded in 1997 vests at the end of 3 years from the date of award; stock awarded in 1998 vests at the end of four years from the date of the award.

(3) Reflects adjustment for the 2-for-1 stock split in 1996.

(4) Represents total and/or imputed income from certain insurance premiums paid by Cullen/Frost and Company's contribution to the 1991 Thrift Plan. The amounts for insurance premiums and/or imputed income for 1998 and 1997 were $40,467 and $68,835, respectively. The Company's contribution to the 1991 Thrift Plan was $54,480 in 1998 and $77,090 in 1997.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

     The following tables give information on stock options for 1998 under the Cullen/Frost Bankers, Inc. 1992 Stock Plan to the named executive officers:

                      OPTION GRANTS IN LAST FISCAL YEAR(1)

                                       % OF TOTAL                             POTENTIAL REALIZABLE VALUE
                         NUMBER OF    OPTIONS/SARS                            AT ASSUMED ANNUAL RATES OF
                        SECURITIES     GRANTED TO                              STOCK PRICE APPRECIATION
                        UNDERLYING     EMPLOYEES                                    FOR OPTION TERM
                        OPTION/SARS    IN FISCAL     EXERCISE   EXPIRATION   -----------------------------
         NAME             GRANTED       YEAR(1)       PRICE        DATE           5%             10%
         ----           -----------   ------------   --------   ----------   ------------   --------------
T. C. Frost...........     4,000           1.0%      $48.3125   09/22/2008   $    121,534   $      307,991
Richard W. Evans,
  Jr. ................    45,000          10.7%      $48.3125   09/22/2008   $  1,367,256   $    3,464,896
Patrick B. Frost......    11,000           2.6%      $48.3125   09/22/2008   $    334,218   $      846,975
Phillip D. Green......    10,000           2.4%      $48.3125   09/22/2008   $    303,835   $      769,977
All shareholders(2)...       N/A           N/A       $48.3125   09/22/2008   $811,622,984   $2,056,811,992

---------------

(1) Based on 420,900 options granted to all employees in 1998.

(2) Shows potential realizable value at assumed annual rates for all shareholders based on 26,712,648 shares outstanding as of December 31, 1998. Gains on "All Shareholders" assume a base price of $48.3125.

            AGGREGATED OPTIONS/SAR EXERCISES IN LAST FISCAL YEAR AND
                       FISCAL YEAR-END OPTION/SAR VALUES

                                                        TOTAL NUMBER OF SECURITIES    TOTAL VALUE OF UNEXERCISED
                                                          UNDERLYING UNEXERCISED         IN-THE-MONEY OPTIONS/
                                   SHARES                     OPTIONS/SARS AT             SARS HELD AT FISCAL
                                  ACQUIRED                  FISCAL YEAR-END(1)                YEAR-END(2)
                                     ON       VALUE     ---------------------------   ---------------------------
              NAME                EXERCISE   REALIZED   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
              ----                --------   --------   -----------   -------------   -----------   -------------
T. C. Frost.....................       0     $      0     191,202        65,800       $7,447,648     $1,781,627
Richard W. Evans, Jr. ..........     628     $ 27,783     102,454        88,400       $3,855,891     $1,271,624
Patrick B. Frost................       0     $      0      50,524        33,200       $1,350,636     $  628,873
Phillip D. Green................   8,636     $379,279      26,760        27,600       $  867,834     $  476,999

---------------

(1) Reflects adjustment for 2-for-1 stock split in 1996.

(2) Total value of options based on a fair market value of Company Stock of $54.875 as of December 31, 1998.

4. OTHER PLANS AND AGREEMENTS

  Retirement Plan and Restoration Plan

     Cullen/Frost has a non-contributory Retirement Plan and Trust for Employees of Cullen/Frost Bankers, Inc. and its Affiliates for eligible employees which is designed to comply with the requirements of the Employee Retirement Income Security Act of 1974. It also has a Restoration Plan which provides benefits in excess of the limits under Section 415 of the Internal Revenue Code and in excess of limits on eligible earnings set by the Tax Reform Act of 1986; benefits are provided in connection with both the Retirement Plan and a previous employee stock ownership plan. The entire cost of the Retirement and Restoration Plans is provided by Cullen/Frost and its subsidiaries.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

     The Pension Plan Table below shows the anticipated annual benefit, computed on a straight line basis, payable under the Retirement Plan and Restoration Plan upon the normal retirement of a vested executive officer of Cullen/Frost at age 65 after 15, 20, 25, 30, 35, 40, 45 and 50 years of credited service at specified annual compensation levels.

                               PENSION PLAN TABLE

                                                 YEARS OF SERVICE
               -------------------------------------------------------------------------------------
REMUNERATION      15         20         25         30         35         40         45         50
------------   --------   --------   --------   --------   --------   --------   --------   --------
12$5,000...    $ 30,333   $ 40,444   $ 50,555   $ 60,666   $ 70,777   $ 78,590   $ 86,402   $ 94,215
 150,000..       36,896     49,194     61,493     73,791     86,090     95,465    104,840    114,215
 175,000..       43,458     57,944     72,430     86,916    101,402    112,340    123,277    134,215
 200,000..       50,021     66,694     83,368    100,041    116,715    129,215    141,715    154,215
 225,000..       56,583     75,444     94,305    113,166    132,027    146,090    160,152    174,215
 250,000..       63,146     84,194    105,243    126,291    147,340    162,965    178,590    194,215
 300,000..       76,271    101,694    127,118    152,541    177,965    196,715    215,465    234,215
 400,000..      102,521    136,694    170,868    205,041    239,215    264,215    289,215    314,215
 450,000..      115,646    154,194    192,743    231,291    269,840    297,965    326,090    354,215
 500,000..      128,771    171,694    214,618    257,541    300,465    331,715    362,965    394,215

     The Retirement Plan provides a monthly benefit based on a percentage of an eligible employee's final average Compensation based on the highest three years of compensation during the last ten years of service. Included in "Compensation" according to the Retirement Plan are Salary, Overtime, Bonuses, Commissions, and Wages deferred for the Company 401(k) Plan or used to pay health care premiums and expenses under the Company Pre Tax Plan (IRS Section 125 Plan). Participants in the Plan are fully vested in their accrued benefits under the Plan upon attaining age 65 or after five years of service, whichever occurs first. Death benefits are provided to married participants who have completed five years of service. Normal retirement is at age 65 but early retirement is available starting at age 55. Early Retirement benefits are provided on a reduced basis. The benefit amounts listed in the table represent amounts payable from the plans and are not subject to any additional deduction for social security benefits or other offset amounts.

     The years of credited service under the Retirement Plan as of December 31, 1998 for each person named in the Summary Compensation Table on page 10 are: Mr.
T. C. Frost -- 49 years; Mr. Evans -- 28 years (40 years at age 65); Mr. P. Frost -- 14 years (41 years at age 65); and Mr. Green -- 18 years (39 years at age 65). Mr. T. C. Frost activated his retirement benefit effective July 1, 1994, but still remains an active employee. Each year, his retirement benefits will be recalculated based on his earnings for that year.

     The Company also maintains a supplemental executive retirement plan (SERP). The plan provides for target retirement benefits, as a percentage of annual cash compensation, beginning at age 55. The target percentage is 45% of annual cash compensation at age 55, increasing to 60% at age 60 and later. Benefits under the SERP are reduced, dollar-for-dollar, by benefits received under the Retirement and Restoration Plans, described previously, and any social security benefits. Mr. Evans currently participates in the SERP. At current salary levels, at age 60, Mr. Evans would receive $63,060 annually.

  Change-in-Control Agreements

     Cullen/Frost has change-in-control agreements with three of the four named executives above and other key employees. The main purposes of these agreements are (i) to help executives evaluate objectively whether a potential change-in-control is in the best interests of shareholders, (ii) to help protect against the departure of executives, thus assuring continuity of management, in the event of an actual or threatened merger or change-in-control, and (iii) to maintain compensation and benefits comparable to those available from competing employers. "Change-in-control" is defined as an acquisition of 20 percent or more of Cullen/Frost Common Stock by an individual, corporation, partnership, group, association, or other person; certain changes

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

in the composition of the Board of Directors by 50 percent or more; or certain changes-in-control which must be reported to the Securities and Exchange Commission.

     Messrs Evans, P. Frost, and Green could receive 2.99 times their average annual compensation during the previous five years if their position is terminated within two years following the change-in-control either by Cullen/Frost, if the termination is for reasons other than cause, disability or retirement, or by the covered person if the covered person terminates his employment for good reason. "Good reason" is defined as a significant reduction or change in responsibility, involuntary transfer to a new location, a reduction in compensation or benefits, the failure of any successor to Cullen/Frost to assent to such change-in-control agreement, any purported termination by Cullen/Frost of the covered person without providing such person a proper written notice of termination or, in the case of the three executives, their good faith determination, within 90 days of a change-in-control, that as a result of the change-in-control they are not able to discharge their duties effectively. The agreements also provide for a continuation of certain employee benefits for qualifying executives upon a change-in-control.

     Assuming that a change-in-control of Cullen/Frost had occurred effective December 31, 1998 and that termination of employment also had occurred on that date, the maximum amounts that could be payable to the named executives are: Mr. Evans $1,654,252; Mr. P. Frost $860,167; and Mr. Green $1,227,984.

5. EXECUTIVE OWNERSHIP

     The table below lists the number of shares of Cullen/Frost Common Stock beneficially owned by each of the named executive officers and by all directors, nominees, and executive officers of Cullen/Frost as a group:

                                                                  SHARES OWNED(1)
                                                              ------------------------
                                                               AMOUNT AND
                                                               NATURE OF
                                                               BENEFICIAL
                                                              OWNERSHIP(2)     PERCENT
                                                              ------------     -------
T. C. Frost.................................................     776,319(3,5)   2.86%
Richard W. Evans, Jr. ......................................     162,271(6)      .60
Patrick B. Frost............................................      77,990         .29
Phillip D. Green............................................      44,715         .16
All directors, nominees and executive officers as a Group
  (25 persons, including two advisory directors)............   1,986,840(4)     7.33

---------------

(1) Beneficial ownership is as of December 31, 1998 unless otherwise indicated. Beneficial ownership includes shares for which the individual had a right to acquire pursuant to employee stock options exercisable within sixty (60) days from December 31, 1998, as follows: Mr. T. C. Frost 191,202 (exercised 2,090 February, 1999), Mr. Evans 102,454 (exercised 25,872 March, 1999), Mr.
    P. Frost 50,524, Mr. Green 26,760, and all executive officers and directors as a group 405,339.

(2) Includes the following shares allocated under the 401(k) Stock Purchase Plan for which each beneficial owner has both sole voting and investment power:
    Mr. T. C. Frost 22,014, Mr. Evans 15,952, Mr. P. Frost 6,588, and Mr. Green 9,600.

(3) Includes 20,592 shares held in the Pat and Tom Frost Foundation Trust for which Mr. T. C. Frost disclaims beneficial ownership.

(4) Includes 55,181 shares for which directors, nominees and named executive officers have both sole voting and investment power, 105,228 shares with shared voting and shared investment power with others, and 93,364 shares owned by two advisory directors.

(5) Beneficial ownership is as of February 28, 1999.

(6) Beneficial ownership is as of March 8, 1999.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                               PERFORMANCE GRAPH

     The following performance graph compares the cumulative total shareholder return on Cullen/Frost Common Stock with the cumulative total return of companies on the Standard & Poor's 500 Stock Index and the Standard & Poor's Major Regional Bank Index.
[PERFORMANCE GRAPH]

                                                                                         S&P Major
               Measurement Period                   Cullen/Frost                          Regional
             (Fiscal Year Covered)                 Bankers, Inc.        S&P 500          Bank Index
1993                                                           100               100               100
1994                                                            89               101                95
1995                                                           148               139               149
1996                                                           203               171               203
1997                                                           378               228               306
1998                                                           350               293               337

        ASSUMES $100 INVESTED ON 12/31/93 AND REINVESTMENT OF DIVIDENDS.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                             PRINCIPAL SHAREHOLDERS

     At December 31, 1998, the only shareholders known by the management of Cullen/Frost to own beneficially more than five percent of the outstanding shares of Cullen/Frost Common Stock were:

                                     VOTING AUTHORITY              INVESTMENT AUTHORITY        AMOUNT OF     PERCENT
                               -----------------------------   ----------------------------    BENEFICIAL      OF
      NAME AND ADDRESS          SOLE      SHARED      NONE      SOLE     SHARED     NONE      OWNERSHIP(1)    CLASS
      ----------------         -------   ---------   -------   -------   ------   ---------   ------------   -------
Cullen/Frost Bankers,
  Inc. ......................  148,178   1,541,742   415,074   181,178   25,526   1,898,290    2,104,994     7.88%
  P.O. Box 1600
  San Antonio, Texas 78296
The Frost National Bank......  106,116   1,503,726   241,257    98,557   22,894   1,729,648    1,851,099     6.93%
  P.O. Box 1600
  San Antonio, Texas 78296

---------------

(1) Cullen/Frost owned no securities of Cullen/Frost for its own account. All of the shares are held by Cullen/Frost subsidiary banks, The Frost National Bank and United States National Bank of Galveston. Each bank has reported that the securities, registered in its name as fiduciary or in the names of various of its nominees, are owned by many separate accounts. The accounts are governed by separate instruments which set forth the powers of the fiduciary with regard to the securities held.

                    TRANSACTIONS WITH MANAGEMENT AND OTHERS

     Since January 1, 1998, some of the executive officers and directors of Cullen/Frost, and some of their associates, are current or past customers of Cullen/Frost subsidiary banks. Transactions with these banks have been in the ordinary course of business. Other transactions have included, in addition to borrowings from the subsidiary banks, the following:

          1. Cullen/Frost and some of its subsidiaries have policies of insurance written through Catto & Catto. Mr. Catto and Mr. Hayne, both Cullen/Frost directors, are partners in the insurance agency. Fees paid by Cullen/Frost and its subsidiaries aggregated less than five percent of the total gross revenues of Catto & Catto for its fiscal year ended December 31, 1998.

          2. The offices of the Hulen Financial Center of The Frost National Bank are leased on a long-term basis from OPNB Building, a Texas joint venture. During 1998, lease payments of $878,667 were made by Frost Bank to OPNB Building J.V. Mr. R. Denny Alexander, a director of Cullen/Frost, owns 30 percent interest in OPNB Building J.V.

          3. Mr. Eugene Dawson, Sr., owns 28.35 percent of Jesse A. Baker Investments, Inc. (JAB). JAB has a loan for land development purposes with The Frost National Bank. Principal payments on this loan totaled $483,378 and interest payments totaled $32,703 during 1998. The balance of the loan at December 31, 1998 was $33,150. The loan was paid in full in January 1999.

     In the opinion of management, all of the foregoing transactions had substantially the same terms, interest rates, collateral, or risk as those transactions with unaffiliated individuals. Additional transactions may take place in the future.

               APPROVAL OF THE AMENDMENTS TO THE 1992 STOCK PLAN
                             (ITEM 2 ON PROXY CARD)

     In 1992, the shareholders approved the establishment of the Cullen/Frost Bankers, Inc., 1992 Stock Plan. The complete text of the 1992 Stock Plan is attached as Annex A, as first amended in 1997. The Plan's purpose is to enable Cullen/Frost and its affiliates to retain and motivate key employees and to encourage their

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

ownership of Cullen/Frost stock, providing them a way to acquire or increase a proprietary interest in the Company's success.

     The Board of Directors believes the Plan is a key element of Cullen/Frost's executive compensation program because stock-based incentive compensation ties executive compensation directly to stock value. In order to ensure that there will be sufficient shares available for grant under the Plan and to enhance flexibility under the Plan, the Board of Directors has unanimously approved, subject to shareholder approval, a second amendment to the 1992 Stock Plan (the "Amendment"). The complete text of the Amendment is attached as Annex B.

     Four types of incentives may now be granted under the Plan -- restricted stock, incentive stock options, nonqualified stock options, and/or stock appreciation rights. Approval of the Amendment will permit the Company to structure awards as restricted stock units as well. The structuring of awards as restricted stock units will permit the Company to grant awards based on the value of Company shares with favorable tax consequences. Each type of incentive is more fully described below.

     Shares granted under the Plan may be authorized but unissued shares or previously issued shares reacquired by Cullen/Frost, including shares purchased on the open market and not reserved for any other purposes.

     The Board of Director's Compensation and Benefits Committee, ("the Committee") composed of five outside directors and one outside advisory director, administers the Plan, selects participants, and determines the type, number, and conditions of incentive awards. Eligible employees are those who, in the Committee's opinion, are materially responsible for the management, growth, and protection of significant parts of the business or functions of the Company and/or its subsidiaries or affiliates. Since the Plan contemplates grants to future as well as present employees, Cullen/Frost cannot currently predict the total number of participants.

SUMMARY DESCRIPTION OF THE AMENDMENT TO THE 1992 STOCK PLAN

     The following summarizes the material terms of the Amendment to the 1992 Stock Plan. If adopted by shareholders, the Amendment will be effective as of May 26, 1999.

INCREASE IN SHARE AUTHORIZATION

     The Plan currently authorizes 2,860,000 shares for issuance, of which 866,434 shares remain available for grant. In order to ensure that there will be sufficient shares available for grant under the Plan in future years, the Amendment increases the total number of shares of Common Stock authorized for issuance under the Plan by 1,700,000 shares (1,500,000 for options, 200,000 for restricted stock.) Of the 4,560,000 total shares authorized under the Plan pursuant to the Amendment, no more than 465,000 shares may be granted in the form of restricted stock.

RESTRICTED STOCK UNITS

     Pursuant to the Amendment, the Plan may now offer Restricted Stock Units under the same terms and conditions as Restricted Stock is currently awarded under the Plan.

     In order to exempt future awards from the tax deductibility limitations of Internal Revenue Code Section 162(m), the Amendment to the 1992 Stock Plan provides that no more than 150,000 shares will be paid out under any Restricted Stock Unit award in any one fiscal year, to any Participant. This Amendment is not intended to increase future award sizes or otherwise alter the Compensation and Benefits Committee's general practices in determining award sizes.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

REPRICING OF STOCK OPTIONS

     The Amendment also provides that Options issued under the Plan may not be repriced without the approval of shareholders. The Amendment would thus preclude the Company from repricing stock options without first seeking the approval of shareholders.

LIMITED TRANSFERABILITY

     Each Incentive awarded under the Plan may only be exercised by the Participant or, in the case of the Participant's death, by the Participant's estate. The Amendment to the Plan, however, now permits the Participant to transfer an award to an immediate family member or family trust as approved by the Committee.

SUMMARY DESCRIPTION OF THE EXISTING PLAN

     Restricted Stock and Restricted Stock Units: When it awards shares or units of restricted stock, the Committee will have established a restriction period during which shares awarded may not be sold, exchanged, transferred, pledged, or otherwise encumbered by the participant. However, in the case of shares of restricted stock, during the restriction period, the participant shall generally have all shareholder rights including voting, dividends, and other distributions.

     Incentive and Nonqualified Stock Options: The purchase price of stock issued under both types of stock options will be determined by the Committee, but will not be less than the fair market value of Common Stock subject to the option at the time the option is granted. Incentive Stock Options will not be transferable other than by will or laws of descent and distribution. As provided in the Amendment, Nonqualified Stock Options generally will not be transferable other than by will or laws of descent and distribution except as may be permitted at the discretion of the Committee. As provided in current plans, the Board of Directors may, upon recommendation of the Committee and to carry out purposes of this plan, amend options to reduce the exercise price and number of shares.

     Stock Appreciation rights (SARs): The Committee may grant SARs either in tandem with stock options or freestanding and unrelated to options. In either case, the form of payment of a SAR will be determined by the Committee either at grant time or when exercised, and may be in shares of Common Stock, cash, or a combination of the two: (i) if granted other than in tandem, the Committee will determine the number of shares of Common Stock covered by and the exercise period for the SAR. Upon exercise of the SAR, the participant will receive an amount equal to the excess of the fair market value of one share of stock on the date the exercise is received by the Company over the fair market value of one share of the stock on the grant date, multiplied by the number of shares of stock covered by the SAR; (ii) if granted in tandem with an option, a SAR may be awarded when the option is granted or any time thereafter, the Committee may limit the exercise period of the SAR except that the SAR's exercise period may not exceed that of the option. The participant may exercise the SAR when the option is exercisable, surrender the option, and receive on exercise an amount equal to the excess of fair market value of one share of stock on the date the election to surrender is received by the Company over the option purchase price, multiplied by the number of shares of stock covered by the surrender option.

FEDERAL INCOME TAX CONSEQUENCES OF THE 1992 STOCK PLAN

     Federal Tax Treatment of Incentive Stock Options: A participant will not realize taxable income when an incentive stock option is granted under the 1992 Plan or when an incentive stock option is exercised, and the Company will not be entitled to a deduction with respect to the granting of exercise of such an option except in the limited circumstances discussed below. If an incentive stock option grantee holds the shares acquired under the option for at least two years from the date the option is granted and at least one year from the date the option is exercised, any gain realized by the participant when the shares are sold will be taxable to

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

the grantee as capital gain. If the shares are not held for the two- and the one-year periods, the participant will realize ordinary income in the year of disposition of the shares in an amount equal to the excess of the fair market value of the shares on the date of exercise (or the proceeds of the disposition, if lower) over the option exercise price, and the Company will be entitled to a corresponding deduction. Any remaining gain will generally be capital gain. If the shares are disposed of at a loss, the loss will be a capital loss. The difference between the exercise price of an incentive stock option and the fair market value of the shares subject to the option at the time of exercise is an item of tax preference which may result in the participant being subject to the alternative minimum tax. Whether a participant is subject to the alternative minimum tax in lieu of "regular" income tax will depend on individual facts and circumstances.

     Federal Tax Treatment of Nonqualified Stock Options: A participant will not realize taxable income, and the Company will not be entitled to a deduction, at the time that a nonqualified stock option is granted under the 1992 Plan. Upon exercising a nonqualified stock option, a participant will realize ordinary income, and the Company will be entitled to a corresponding deduction, in an amount equal to the excess of the fair market value on the exercise date of the shares subject to the option over the exercise price of the option. The participant will have a basis in the shares received as a result of the exercise, for purposes of computing capital gain or loss on a future sale or exchange of those shares, equal to the fair market value of those shares on the exercise date.

     Federal Tax Treatment of Restricted Stock: The recipient of a grant of restricted stock under the 1992 Plan will not realize taxable income and the Company will not be entitled to a deduction with respect to such grant on the date of such grant unless the recipient makes an election under Section 83(b) of the Code, within 30 days after grant, to include in income the fair market value of the stock on the date of grant. When the participant becomes entitled to freely transfer the stock, the grantee will realize ordinary income in an amount equal to the excess of the fair market value of the stock on such date over the amount, if any, that the recipient paid for the stock and the Company will generally be entitled to a corresponding deduction.

     Federal Tax Treatment of Restricted Stock Units: The recipient of a grant of restricted stock units will not realize taxable income and the Company will not be entitled to deduction with respect to such grant on the date of such grant. Upon payout of the restricted stock units, the recipient will realize ordinary income, and the Company will be entitled to a corresponding deduction, equal to the amount of the payout.

     Federal Tax Treatment of SARs: The recipient of a grant of SARs will not realize taxable income and the Company will not be entitled to a deduction with respect to such grant on the date of such grant. Upon the exercise of a SAR, the recipient will realize ordinary income, and the Company will be entitled to a corresponding deduction, equal to the amount of cash received.

     The 1992 Stock Plan shall terminate not later than 10 years after its original approval by the Board of Directors, and the Board has the power to terminate it at any earlier time. The benefits that will be received under the 1992 Stock Plan, as amended, by particular individuals or groups are not determinable at this time. The benefits that were received for the 1998 fiscal year by the Named Executive Officers pursuant to the 1992 Stock Plan are summarized in tables on page 11.

     The accompanying proxy will be voted in favor of approval of the Amendment unless contrary instructions are noted on the proxy. The affirmative vote of a majority of the shares of Cullen/Frost Common Stock present in person or by proxy entitled to vote at the Annual Meeting is required for adoption of the Amendment to the Plan.

     The Board of Directors recommends a vote "FOR" approval of the Amendment.

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                                       18
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                             SELECTION OF AUDITORS
                             (ITEM 3 ON PROXY CARD)

     The Board of Directors recommends that the shareholders of the Company approve the selection of Ernst & Young LLP, certified public accountants, as independent auditors of Cullen/Frost. With an affirmative vote of a majority of the shares of Cullen/Frost Common Stock present in person or by proxy at the meeting, the Board of Directors will adopt a resolution naming Ernst & Young LLP as independent auditors of Cullen/Frost for the fiscal year which began January 1, 1999. Ernst & Young LLP has audited the financial statements of Cullen/Frost since 1969.

     Representatives from Ernst & Young LLP will not be present at the meeting. If any shareholder wants to ask them a question, management will ensure that the question is sent to the independent auditors and that an appropriate response is made directly to the shareholder.

                             SHAREHOLDER PROPOSALS

     To be eligible under the Securities and Exchange Commission's shareholder proposal rule (Rule 14a-8) for inclusion in Cullen/Frost's proxy statement, proxy card, and presentation at Cullen/Frost's 2000 Annual Meeting of Shareholders (tentatively scheduled to be held on May 31, 2000), a proposal of a shareholder must be received by Cullen/Frost at its principal offices no later than March 31, 2000. For a shareholder proposal submitted outside of the process provided by rule 14a-8, to be eligible for presentation at Cullen/Frost's 2000 Annual Meeting, timely notice thereof must be received by Cullen/Frost by 60 days before the meeting. This notice must be in the manner and form required by Cullen/Frost's by-laws.

                                 OTHER MATTERS

     Management of Cullen/Frost knows of no other business to be presented at the meeting. If other matters do properly come before the meeting, the persons named in the proxy will vote shares according to their best judgment unless they are instructed differently.

                                            By Order of the Board of Directors
                                            /s/ DIANE JACK
                                            DIANE JACK
                                            Corporate Secretary

Dated: April 14, 1999

     A copy of Cullen/Frost's 1998 Annual Report on Form 10-K is available without charge (except for exhibits) upon written request to Cullen/Frost Bankers, Inc., attention Greg Parker, 100 West Houston Street, San Antonio, Texas 78205.
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                                       19

                                                                         ANNEX A
--------------------------------------------------------------------------------

                           CULLEN/FROST BANKERS, INC.
                                1992 STOCK PLAN

SECTION 1. ESTABLISHMENT AND PURPOSE

     1.1. Establishment. Cullen/Frost Bankers, Inc. hereby establishes an incentive stock plan for key employees, as described herein, which shall be known as the CULLEN/FROST BANKERS, INC. 1992 STOCK PLAN (hereinafter referred to as the "Plan").

     1.2. Purpose. The Purpose of the Plan is to enable the Company and its subsidiaries and affiliates to retain and motivate key employees, and to encourage stock ownership by such key employees, by providing them with a means to acquire a proprietary interest, or to increase such interest, in the success of the Company, subject to the terms and conditions of and in the manner contemplated by this plan.

     1.3. Incentives. Incentives under the Plan may be granted in any one or a combination of (A) Restricted Stock; (B) Incentive Stock Options; (C) Nonqualified Stock Options; and (D) Stock Appreciation Rights.

     1.4. Effective Date. This Plan shall become effective upon its adoption by the Board of Directors; provided, however, that the validity of the Plan and any Incentive provided hereunder is subject to approval of the Plan at the next shareholders meeting following its adoption by the Board of Directors. If the shareholders fail to timely approve the Plan, the Plan and any Incentive that may be issued hereunder shall be null and void.

SECTION 2. DEFINITIONS

     2.1. Definitions. Whenever used herein, the following terms shall have the meanings set forth below:

          (a) "Board of Directors" means the Board of Directors of the Company.

          (b) "Change in Control" shall mean a change in control of the Company of a nature that would be required to be reported (assuming such event has not been "previously reported") in response to Item 1(a) of the Current Report on Form 8-K, as in effect on the effective date of the Plan, pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"); provided that, without limitation, such a Change in Control shall be deemed to have occurred at such time as (a) any "person," within the meaning of Section 14(d) of the Exchange Act, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange
     Act), directly or indirectly, of 20 percent or more of the combined voting power of the Company's outstanding securities ordinarily having the right to vote for the election of directors (the "Voting Securities"); or (b) individuals who constitute the Board of Directors on the effective date of the Plan cease for any reason to constitute a majority thereof, provided that any person becoming a director subsequent to the effective date of the Plan whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least three quarters of the directors comprising the Incumbent Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as nominee for director, without objection to such nomination) shall be, for purposes of this clause (b), considered as though such person were a member of the Incumbent Board.

          (c) "Code" means the Internal Revenue Code of 1986, as amended.

          (d) "Committee" means the Compensation & Benefits Committee of the Board of Directors.

          (e) "Company" means Cullen/Frost Bankers, Inc., a Texas corporation.

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                                       A-1
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          (f) "Disability" means a total and permanent disability as defined in the Company's basic retirement plan, as may be amended from time to time.

          (g) "Employee" means any person employed by the Company or a subsidiary or affiliate.

          (h) "Incentive" means a Restricted Stock, Incentive Stock Option, Nonqualified Stock Option, or Stock Appreciation Right granted pursuant to the Plan.

          (i) "Incentive Stock Option" means a Stock Option meeting the requirements of Section 422 of the Code.

          (j) "Nonqualified Stock Option" means any Stock Option, other than an Incentive Stock Option, granted pursuant to the Plan.

          (k) "Participant" means any Employee selected by the Committee to receive a grant of an Incentive under the Plan.

          (l) "Restricted Stock" means Stock granted to a Participant pursuant to Section 6 of the Plan.

          (m) "Restriction Period" means that period of time determined by the Committee during which the transfer of shares of Restricted Stock is restricted and such shares of Restricted Stock are subject to forfeiture.

          (n) "Retirement" shall be as defined in the Company's basic retirement plan.

          (o) "Stock" means the Common Stock, par value $5 per share, of the Company.

          (p) "Stock Appreciation Right" means the right to receive the appreciation in the fair market value of shares of Stock granted pursuant to Section 8 of the Plan.

          (q) "Stock Option" means any Incentive Stock Option or Nonqualified Stock Option granted pursuant to the Plan.

     2.2. Gender and Number. Except when otherwise indicated by the context, words in the masculine gender when used in the Plan also shall include the feminine and neuter genders, the singular shall include the plural, and the plural shall include the singular.

SECTION 3. ELIGIBILITY AND PARTICIPATION

     3.1. Eligible Employees. Employees, who, in the opinion of the Committee, are from time to time materially responsible for the management, growth, and protection of a material part or all of the business or functions of the Company or a subsidiary or affiliate of the Company shall be eligible to be granted Incentives under the Plan.

SECTION 4. ADMINISTRATION

     4.1. Administration. The Committee shall be responsible for the administration and interpretation of the Plan. No member of the Committee shall
(i) be eligible to be granted Incentives under the Plan while serving on the Committee or at any time within one year prior to his appointment to the Committee, or (ii) receive an award of equity securities under any other plan of the Company or any of its affiliates while serving on the Committee or at any time within one year prior to his appointment to the Committee, except as permitted by Rule 16b-3 under the Securities Exchange Act of 1934 without the member being considered other than a disinterested person thereunder. The Committee is authorized to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to the Plan, to provide for conditions and assurance deemed necessary or advisable to protect the interest of the Company, and to make all of the determinations necessary or advisable for the administration of the Plan, but only to the extent not contrary to the express provisions of the Plan. Determinations, interpretations or other actions made or taken by the Committee pursuant to the

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                                       A-2

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provisions of the Plan shall be final and binding and conclusive for all purposes and upon all persons whomsoever.

SECTION 5. STOCK SUBJECT TO THE PLAN

     5.1. Number. The total number of shares of Stock that may be granted under the Plan may not exceed 800,000, subject to adjustment as provided in Section
5.3. Such shares may consist, in whole or in part, of authorized but unissued shares or previously issued shares reacquired by the Company including shares purchased on the open market and not reserved for any other purpose. In no event may greater than 75,000 shares be available for issuance with respect to grants of Restricted Stock under the Plan.

     5.2. Unused Stock. In the event any Incentive granted under the Plan expires, terminates, is canceled or is forfeited and reacquired by the Company, the shares of Stock subject to or reserved for such Incentive again shall be available for issuance under the Plan.

     5.3. Recapitalization Adjustment. In the event of a reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation, rights offering, or any other change in the corporate structure of shares of capital stock of the Company, the Committee shall, subject to the provisions of Section 7.5, make such adjustment, if any, as it may deem appropriate in the number and kind of shares authorized by the Plan; in the number and kind of shares covered by Incentives granted; in the case of Stock Options, in the option price; and in the case of Stock Appreciation Rights, in the Stock Option purchase price, or fair market value, as appropriate.

SECTION 6. RESTRICTED STOCK

     6.1. Grant of Restricted Stock. The Committee may, in its discretion, grant Incentives to Participants from time to time in the form of Restricted Stock and shall determine the number of shares of Restricted Stock which will be granted to a Participant.

     6.2. Restricted Stock Agreement. Each grant of shares of Restricted Stock shall be evidenced by a Restricted Stock Agreement and shall be subject to the following terms and conditions and such other terms and conditions as the Committee may prescribe.

     6.3. Restriction Period. At the time of the grant of shares of Restricted Stock, the Committee shall select the Restriction Period to apply to the shares of Restricted Stock.

     6.4. Nontransferability of Restricted Stock. Prior to the lapse of restrictions as provided in Section 6.5, shares of Restricted Stock may not be sold, exchanged, transferred, pledged, assigned, or otherwise alienated, hypothecated, whether voluntarily or involuntarily.

     6.5. Removal of Restrictions. Except as otherwise provided in Section 6.9, and subject to Section 6.6, shares of Restricted Stock covered by each Restricted Stock grant made under this Plan shall become freely transferable by the Participant after the expiration of the Restriction Period or upon satisfaction of other conditions as specified by the Committee in its sole discretion.

     6.6. Other Restrictions. The Company shall impose such other restrictions on any shares granted pursuant to this Plan as it may deem advisable including, without limitation, restrictions under applicable Federal laws, under the requirements of any stock exchange or interdealer quotation system upon which share of shares of the same class are then listed or quoted and under blue sky or state securities laws applicable to such shares. The Company may legend the certificates representing Restricted Stock to give appropriate notice of such restrictions.

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                                       A-3

--------------------------------------------------------------------------------

     6.7. Certificate Legend. In addition to any legends placed on certificates pursuant to Section 6.6 hereof, each certificate representing shares of Restricted Stock granted pursuant to the Plan shall bear the following legend:

     The sale or other transfer of the shares of stock represented by this certificate, whether voluntary, involuntary, or by operation of law, is subject to certain restrictions on transfer set forth in the Cullen/ Frost Bankers, Inc. 1992 Stock Plan, and a Restricted Stock Agreement dated
                      . A copy of the Plan, such rules, and the Restricted Stock Agreement may be obtained from the Secretary of Cullen/Frost Bankers, Inc.

     6.8. Voting Rights and Dividends with Respect to Restricted Stock. With respect to shares of Restricted Stock, prior to the lapse of restrictions under
Section 6.5, each Participant shall generally have the rights and privileges of a shareholder, including the right to vote the shares and to receive dividends and other distributions made with respect to the shares; provided, however, that the shares of Restricted Stock shall be subject to all the terms, conditions, and restrictions of the Plan and the Restricted Stock Agreement, including, without limitation, the provisions of this Section 6.

     6.9. Change in Control. In the event of a Change in Control, the applicable Restriction Period with respect to all outstanding shares of Restricted Stock shall automatically terminate.

SECTION 7. STOCK OPTIONS

     7.1. Grant of Stock Options. The Committee may, in its discretion, grant Stock Options which are Incentive Stock Options or Nonqualified Options, and such Stock Options shall be subject to the following terms and conditions and such other terms and conditions as the Committee may prescribe.

     7.2. Option Agreements. Each Stock Option shall be evidenced by an Option Agreement and shall contain such terms and conditions as may be approved by the Committee. Each Stock Option and all rights granted thereunder shall not be transferable other than by will or the laws of descent and distribution, and shall be exercisable during the optionee's lifetime only by the optionee or his guardian or legal representative. If, upon the recommendation of the Committee, the Board of Directors shall determine that, in order to carry out the purposes of the Plan, it is necessary or desirable to reduce the purchase price of Stock issued under any Option, then the Board of Directors may amend any Option (i) to reduce the exercise price, provided that in no case shall such exercise price be reduced below the fair market value (as determined by the Committee) of the Stock subject to such Option at the time the Option is amended and (ii) to reduce the number of shares of Stock for which such Option is exercisable, provided, that no such reduction shall be made without consent of the Optionee.

     7.3. Option Price; Medium of Payment. The purchase price of Stock issued under each Stock Option shall be determined by the Committee, but shall not be less than the fair market value (as determined by the Committee) of the Stock subject to the Stock Option at the time the Stock Option is granted. Payment of such purchase price shall be made in cash or, if provided in the Option Agreement, payment of such purchase price may be in shares of Stock which have been held by the Participant for more than six months, or any combination of both cash and shares of Stock; in such case, shares of Stock delivered to the Company as payment for Stock issued upon exercise of an Option shall be valued at their fair market value (as determined by the Committee) or their par value, if higher.

     7.4. Exercise of Stock Option. The shares covered by a Stock Option may be purchased in such installments and on such exercise dates as the Committee may determine. Any shares not purchased on the applicable exercise date may be purchased thereafter at any time prior to the expiration of the Stock Option.

     7.5. Merger or Consolidation. If the Company merges or consolidates with one or more corporations and the Company shall be the surviving corporation (other than as a subsidiary of another corporation or other entity), thereafter upon any exercise of a Stock Option theretofore granted the optionee shall be entitled to

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                                       A-4

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purchase under such Stock Option, in lieu of the number of shares of Stock as to which such Stock Option would be exercisable, the number and class of shares of stock and securities to which the Participant would have been entitled pursuant to the terms of the agreement of merger or consolidation if, immediately prior to such merger or consolidation, the Participant had been the holder of record of the number of shares of Stock as to which such Stock Option would be exercisable. If the Company shall not be the surviving corporation in any merger or consolidation or shall survive only as a wholly-owned subsidiary of another corporation or other entity, or if the Company is to be dissolved or liquidated, then unless the surviving corporation (or the parent corporation or other entity if the Company shall survive only as a subsidiary) assumes or substitutes new options for all Stock Options then outstanding, (i) the time at which all Stock Options then outstanding, may be exercised shall be accelerated and all such Stock Options shall become exercisable in full on or before a date fixed by the Company prior to the effective date such merger or consolidation or such dissolution or liquidation, and (ii) upon such effective date any unexercised Stock Options shall expire.

     7.6. Change in Control. Any Option Agreement may provide that if at any time there shall occur a Change in Control, then the time at which the Stock Option evidenced thereby may be exercised shall be accelerated and the Stock Option shall immediately become exercisable in full.

SECTION 8. STOCK APPRECIATION RIGHTS

     8.1. Grant of Stock Appreciation Right. The Committee may, in its discretion, grant Stock Appreciation Rights in tandem with a Stock Option, in addition to a Stock Option, or freestanding and unrelated to a Stock Option. If a Stock Appreciation Right is granted otherwise than in tandem with a Stock Option, the Committee shall determine the number of shares of Stock covered by such Stock Appreciation Right. Stock Appreciation Rights shall be subject to the following terms and conditions and such other terms and conditions as the Committee may prescribe.

     8.2. Time and Period of Grant. If a Stock Appreciation Right is granted with respect to a Stock Option, it may be granted at the time of the grant of the Stock Option or at any time thereafter. If a Stock Appreciation Right is granted in tandem with any Stock Option at the time the Stock Appreciation Right is granted the Committee may limit the exercise period for such Stock Appreciation Right. In no event shall the exercise period for a Stock Appreciation Right in tandem with any Stock Option exceed the exercise period for such Stock Option. If a Stock Appreciation Right is granted without being related to an underlying Stock Option, the period for exercise of the Stock Appreciation Right shall be set by the Committee at the time of grant.

     8.3. Value of Stock Appreciation Right. If a Stock Appreciation Right is granted in tandem with a Stock Option, the Participant will be entitled to surrender the Stock Option at any time such Stock Option is exercisable and receive in exchange therefor an amount equal to (i) the excess of the fair market value of one share of the Stock on the date the election to surrender is received by the Company over the Stock Option purchase price, multiplied by (ii) the number of shares of Stock covered by the Stock Option which is surrendered. If a Stock Appreciation Right is granted otherwise than in tandem with a Stock Option, the Participant will receive upon exercise of the Stock Appreciation Right an amount equal to (i) the excess of the fair market value of one share of the Stock on the date the election to exercise such Stock Appreciation Right is received by the Company over the fair market value of one share of the Stock on the date of grant, multiplied by (ii) the number of shares of Stock covered by the Stock Appreciation Right.

     8.4. Payment of Stock Appreciation Right. Payment of a Stock Appreciation Right shall be in the form of shares of Common Stock, cash, or any combination of shares and cash. The form of payment upon exercise of such a right shall be determined by the Committee either at the time of grant of the Stock Appreciation Right or at the time of exercise of the Stock Appreciation Right.

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     8.5. Change in Control. Any Stock Appreciation Right may provide that if at any time there shall occur a Change in Control, then the time at which the Stock Appreciation Right may be exercised shall be accelerated and the Stock Appreciation Right shall immediately become exercisable in full.

SECTION 9. MISCELLANEOUS

     9.1. No Right to Employment. Nothing in the Plan or in the terms of any Incentive granted under the Plan shall in any manner be construed to limit or restrict in any way the right of the Company or its subsidiaries or affiliates to terminate any Participant's employment at any time and without regard to the effect of such termination on the Participant under the Plan, nor confer upon any Participant any right to continue in the employ of the Company or its subsidiaries or affiliates.

     9.2. Tax withholding. The Company shall have the right to deduct from all payments any Federal, state, or local taxes required by law to be withheld with respect to such payments, and the Participant or other person receiving shares of Stock pursuant to the Plan may be required to pay the Company, as appropriate, the amount of any such taxes which the Company is required to withhold with respect to such Stock. A Participant may elect, subject to the approval of the Committee, to have a portion of the shares of Stock which would otherwise be transferred to the Participant under the Plan withheld by the Company to satisfy the tax withholding requirement of this Section.

     9.3. Governing Law. The Plan, and all agreements and other documents delivered hereunder, shall be construed in accordance with and governed by the laws of the State of Texas.

     9.4. Expense of Plan. The expenses of administering the Plan shall be borne by the Company.

     9.5. Amendment or Termination of the Plan. The Board of Directors in its discretion may amend or terminate the Plan at any time; provided, that no amendment or termination that shall affect any Incentive theretofore granted may be made which would impair the rights of the Participant without the consent of such Participant; and provided, further, that the Board of Directors may not make any amendment without the approval of the shareholders of the Company if such approval is necessary in order for the Plan to continue to comply with Rule 16b-3 under the Securities Exchange Act of 1934.

     9.6. Duration of the Plan. Subject to the Board's right to earlier terminate the Plan pursuant to Section 9.5 hereof, the Plan shall terminate not later than ten (10) years after the date of adoption of the Plan by the Board and no Incentives shall be granted after termination of the Plan; provided, however, that termination of the Plan will not adversely affect any Incentives granted prior to termination of the Plan.

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                                       A-6

                                                                         ANNEX A
--------------------------------------------------------------------------------

          AMENDMENT TO THE CULLEN/FROST BANKERS, INC. 1992 STOCK PLAN
                         (EFFECTIVE AS OF MAY 28, 1997)

     The Board of Directors of Cullen/Frost Bankers, Inc., pursuant to Section
9.5 of Cullen/Frost Bankers, Inc. 1992 Stock Plan (the "Plan"), hereby amends the Plan as described below; provided, however, that such amendments shall become effective only after approval by the Company's shareholders. The amendments are as follows:

 The following terms and accompanying definitions shall be added to the Plan under Section 2.1:

          (r) "Covered Employee" means a Participant who the Committee determines is likely to be, as of the date of vesting and/or payout of Incentive, as applicable, is one of the group of "covered employees," as defined in the regulations promulgated under Code Section 162(m), or any successor thereto.

          (s) "Performance-Based Exception" means the performance-based exception from the tax deductibility limitations of Code Section 162(m).

  Section 5.1 of the Plan shall be deleted and replaced with the following:

     5.1 Number of Shares Available for Grant. Subject to adjustment as provided in Section 5.2 herein, the number of Shares hereby reserved for issuance to Participants under the Plan shall be two million eight hundred sixty thousand (2,860,000). In no event may greater than two hundred sixty-five thousand (265,000) shares be available for issuance with respect to grants of Restricted Stock under the Plan. The Board shall determine the appropriate methodology for calculating the number of Shares issued pursuant to the Plan. Unless and until the Board determines that an Incentive shall not be designed to comply with the Performance-Based Exception, the following rules shall apply to grants of such Incentives under the Plan:

          (a) Stock Options: The maximum aggregate number of shares of Common Stock that may be granted in the form of Stock Options, pursuant to any Incentives granted in any one fiscal year to any one single Participant, shall be four hundred thousand (400,000).

          (b) SARs: The maximum aggregate number of shares of Common Stock that may be granted in the form of Stock Appreciation Rights, pursuant to any Incentives granted in any one fiscal year to any one single Participant, shall be four hundred thousand (400,000).

          (c) Restricted Stock: The maximum aggregate grant with respect to Incentives granted in the form of Restricted Stock granted in any one fiscal year to any one participant shall be one hundred fifty thousand (150,000) shares of common stock.

  Section 5.4 shall be added to the Plan and shall read as follows:

     5.4 Performance Measures. Unless and until the Committee proposes for shareholder vote and shareholders approve a change in the general performance measures set forth in this Section 5.4, the attainment of which may determine the degree of payout and/or vesting with respect to Incentives granted to Covered Employees which are designed to qualify for the Performance-Based Exception, the performance measure(s) to be used for purposes of such grants shall be chosen from among:

          (a) Return on Equity;

          (b) Earnings Per Share;

          (c) Operating Cash Flow;

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                                       A-7
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          (d) Gross Revenue;

          (e) Income Before Taxes;

          (f) Net Income;

          (g) Return on Revenue; and

          (h) Stock Price Appreciation.

     The Committee shall have the discretion to adjust the determinations of the degree of attainment of the preestablished performance goals, provided, however, that Incentives which are designed to qualify for the Performance-Based Exception, and which are held by Covered Employees, may not be adjusted upward (the Committee shall retain the discretion to adjust such Incentives downward).

     In the event that applicable tax and/or securities laws change to permit Board discretion to alter the governing performance measures without obtaining shareholder approval of such changes, the Board shall have sole discretion to make such changes without obtaining shareholder approval. In addition, in the event that the Committee determines that it is advisable to grant Incentives which shall not qualify for the Performance-Based Exception, the Committee may make such grants without satisfying the requirements of Code Section 162(m).

 The second sentence of Section 7.2 of the Plan shall be deleted and replaced with the following:

     Each Incentive Stock Option and all rights granted thereunder shall not be transferable other than by will or the laws of descent and distribution, and shall be exercisable during the optionee's lifetime only by the optionee or his guardian or legal representative. Except as may be otherwise provided by the Committee, each Nonqualified Stock Option and all rights granted thereunder shall not be transferable other than by will or the laws of descent and distribution, and shall be exercisable during the optionee's lifetime only by the optionee or his guardian or legal representative.

  Section 9.7 shall be added to the Plan and shall read as follows:

     9.7 Pooling of Interests Accounting. Notwithstanding any other provision of the Plan to the contrary, in the event that the consummation of a Change in Control is contingent on using the pooling of interests accounting methodology, the Board may take any action necessary to preserve the use of pooling of interests accounting.

  Section 9.8 shall be added to the Plan and shall read as follows:

     9.8 Compliance with Code Section 162(m). At all times when Code Section 162(m) is applicable, all Incentives granted under this Plan shall comply with the requirements of Code Section 162(m); provided, however, that in the event the Board determines that such compliance is not desired with respect to any Incentive or Incentives available for grant under the Plan, then compliance with Code Section 162(m) will not be required. In addition, in the event that changes are made to Code Section 162(m) to permit greater flexibility with respect to any Incentive or Incentives available under the Plan, the Board may make any adjustments it deems appropriate.

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                                       A-8

                                                                         ANNEX B
--------------------------------------------------------------------------------

       SECOND AMENDMENT TO THE CULLEN/FROST BANKERS, INC. 1992 STOCK PLAN

     The Board of Directors of Cullen/Frost Bankers, Inc. (the "Company"), pursuant to Section 9.5 of the Cullen/Frost Bankers, Inc. 1992 Stock Plan (the "Plan"), hereby amends the Plan as described below; provided, however, that such amendments shall become effective only after approval by the Company's shareholders. The amendments are as follows:

  The First Paragraph of Section 5.1 of the Plan shall be deleted and replaced with the following:

     5.1. Number of Shares Available for Grant. Subject to adjustment as provided in Section 5.2 herein, the number of Shares hereby reserved for issuance to Participants under the Plan shall be four million five hundred sixty thousand (4,560,000). In no event may greater than four hundred sixty-five thousand (465,000) shares be available for issuance with respect to grants of Restricted Stock under the Plan. The Board shall determine the appropriate methodology for calculating the number of shares issued pursuant to the Plan. Unless and until the Board determines that an Incentive granted to a Covered Employee shall not be designed to comply with the Performance-Based Exception, the following rules apply to grants of such Incentives under the Plan:

  Section 5.1(d) shall be added to the Plan and shall read as follows:

          (d) Restricted Stock Units: The maximum aggregate grant with respect to Incentives granted in the form of Restricted Stock Units granted in any one fiscal year to any one Participant shall be one hundred fifty thousand (150,000) shares of Common Stock.

  Section 6 of the Plan is deleted in its entirety and replaced with the following:

SECTION 6. RESTRICTED STOCK AND RESTRICTED STOCK UNITS

     6.1. Grant of Restricted Stock or Restricted Stock Units. The Committee may, in its discretion, grant Incentives to Participants from time to time in the form of Restricted Stock or Restricted Stock Units and shall determine the number of shares or units of Restricted Stock that will be granted to a Participant.

     6.2. Restricted Stock Agreement. Each grant of shares or units of Restricted Stock shall be evidenced by a Restricted Stock Agreement and shall be subject to the following terms and conditions and such other terms and conditions as the Committee may prescribe.

     6.3. Restriction Period. At the time of the grant of shares or units of Restricted Stock, the Committee shall select the Restriction Period to apply to the shares or units of Restricted Stock.

     6.4. Nontransferability of Restricted Stock. Prior to the lapse of restrictions as provided in Section 6.5, shares or units of Restricted Stock may not be sold, exchanged, transferred, pledged, assigned, or otherwise alienated, hypothecated, whether voluntarily or involuntarily.

     6.5. Removal of Restrictions. Except as otherwise provided in Section 6.9, and subject to Section 6.6, shares or units of Restricted Stock covered by each Restricted Stock grant made under this Plan shall become freely transferable by the Participant after the expiration of the Restriction Period or upon satisfaction of other conditions as specified by the Committee in its sole discretion.

     6.6. Other Restrictions. The Company shall impose such other restrictions on any shares or units granted pursuant to this Plan as it may deem advisable including, without limitation, restrictions under applicable Federal laws, under the requirements of any stock exchange or interdealer quotation system upon

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

which share of shares of the same class are then listed or quoted and under blue sky or state securities laws applicable to such shares. The Company may legend the certificates representing Restricted Stock to give appropriate notice of such restrictions.

     6.7. Certificate Legend. In addition to any legends placed on certificates pursuant to Section 6.6 hereof, each certificate representing shares of Restricted Stock granted pursuant to the Plan shall bear the following legend:
The sale or other transfer of the shares of stock represented by this certificate, whether voluntary, involuntary, or by operation of law, is subject to certain restrictions on transfer set forth in the Cullen/Frost Bankers, Inc.
1992 Stock Plan, and a Restricted Stock Agreement dated           . A copy of
the Plan, such rules, and the Restricted Stock Agreement may be obtained from the Secretary of Cullen/Frost Bankers, Inc.

     6.8. Voting Rights and Dividends with Respect to Restricted Stock. With respect to shares of Restricted Stock, prior to the lapse of restrictions under
Section 6.5, each Participant shall generally have the rights and privileges of a shareholder, including the right to vote the shares and to receive dividends and other distributions made with respect to the shares; provided, however, that the shares of Restricted Stock shall be subject to all the terms, conditions, and restrictions of the Plan and the Restricted Stock Agreement, including, without limitation, the provisions of this Section 6. Holders of Restricted Stock Units shall have no rights as to voting or dividends prior to the lapse of restrictions under Section 6.5, except as provided in the Restricted Stock Agreement.

     6.9. Change in Control. In the event of a Change in Control, the applicable Restriction Period with respect to all outstanding shares or units of Restricted Stock shall automatically terminate.

  A New Section 7.3(a) shall be added to the Plan as follows:

          (a) Repricing of Stock Options. The purchase price of Stock issued under each Stock Option shall not be repriced without prior shareholder approval.

  A New Section 9.7 shall be added to the Plan as follows:

     9.7. Limited Transferability. Each Incentive, and each right under any Incentive, shall be exercisable only by the Participant during the Participant's lifetime, or, if permissible under applicable law, by the Participant's guardian or legal representative as determined by the Committee; provided, however, that Incentives under the Plan may be transferred to immediate family members or family trusts as determined by the Committee.

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                                       B-2

     PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR ANNUAL MEETING
                         OF CULLEN/FROST BANKERS, INC.

     The undersigned hereby revoking all proxies previously granted, appoints T.C. FROST, RICHARD W. EVANS, JR., and PATRICK B. FROST, and each of them, with power of substitution, as proxy of the undersigned, to attend the Annual Meeting of Shareholders of Cullen/Frost Bankers, Inc. on May 26, 1999, and any adjournments thereof, and to vote the number of shares the undersigned would be entitled to vote if personally present as designated on the reverse.


THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, AND 3 AND AT THE DISCRETION OF THE PROXIES UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING.


             (Continued and to be dated and signed on the reverse.)


                                                  CULLEN/FROST BANKERS, INC.
                                                  P.O. BOX 11100
                                                  NEW YORK, N.Y. 10203-0100


--------------------------------------------------------------------------------


(1)  ELECTION OF DIRECTORS

     FOR all nominees     [ ]       WITHHOLD AUTHORITY to vote         [ ]        *EXCEPTIONS: FOR all           [ ]
     listed below                   for all nominees listed below                 nominees except those listed below

     Class  III:  R. Denny Alexander, Bob W. Coleman, Eugene H. Dawson, Sr.,
                  Ruben M. Escobedo, Joe R. Fulton, Ida Clement Steen

     Class II:    Cass Edwards, Jr., T. C. Frost

     *Exceptions
                 -------------------------------------------------------------

(2) The approval of the amendments to the 1992 Stock Plan including an increase of 1,700,000 available shares.

    FOR [ ]   AGAINST  [ ]   ABSTAIN  [ ]


(3) The approval of the selection of Ernst & Young LLP as independent auditors of Cullen/Frost for the fiscal year that began January 1, 1999.

    FOR [ ]    AGAINST  [ ]   ABSTAIN  [ ]


                                                     Address Change        [ ]
                                                     and/or Comments Mark Here


                                        Signature should correspond with the
                                        printed name appearing hereon. When
                                        signing in a fiduciary or representative capacity, give full title as such, or when more than one owner, each should sign.



                                        Dated:                           , 1999
                                              ---------------------------

[                                   ]   ---------------------------------------
                                              (Signature of Shareholder)

                                        ---------------------------------------
                                              (Signature of Shareholder)



                                                   VOTES MUST BE INDICATED
                                                   (X) IN BLACK OR BLUE INK. [ ]

PLEASE BE CERTAIN THAT YOU HAVE DATED AND SIGNED THIS PROXY. RETURN YOUR PROXY IN THE ENCLOSED ENVELOPE.